Exhibit 10.3

PERFORMANCE RESTRICTED STOCK UNIT AGREEMENT

PARTICIPANT:

GRANT DATE:

THRESHOLD NUMBER OF PERFORMANCE RESTRICTED STOCK UNITS:

MAXIMUM NUMBER OF PERFORMANCE RESTRICTED STOCK UNITS GRANTED:

AWARD AND VESTING CRITERIA:	The actual number of Performance Restricted Stock Units to be awarded to Participant and that may vest will be determined in accordance with conditions specified below.

PERFORMANCE PERIOD:	January 1, 2015 to December 31, 2017

THIS AGREEMENT, effective as of the Grant Date set forth above, is between The Providence Service Corporation, a Delaware corporation (the “Company”, “we”, “our” or “us”), and the Participant named above (“you” or “yours”), pursuant to the provisions of the Company’s 2006 Long Term Incentive Plan, as amended (the “Plan”) with respect to the grant of the maximum number of performance restricted stock units (“PRSUs”) specified above. Capitalized terms used and not defined in this Performance Restricted Stock Unit Award Agreement (this “Agreement”) shall have the meanings given to them in the Plan. References to the Company also include its subsidiaries.

By accepting this Agreement, you irrevocably agree, on your own behalf and on behalf of your heirs and any other person claiming rights under this Agreement, to all of the terms and conditions of the PRSUs as set forth in or pursuant to this Agreement and the Plan (as such may be amended from time to time). You and the Company agree as follows:

1. Application of Plan; Administration

This Agreement and your rights under this Agreement are subject to all the terms and conditions of the Plan, as it may be amended from time to time, as well as to such rules and regulations as the Administrator may adopt. It is expressly understood that the Administrator that administers the Plan is authorized to administer, construe and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon you to the extent permitted by the Plan.

2. Performance Goal	(a)

The number of PRSUs to be awarded to you under this Agreement shall depend upon the extent to which the Performance Metric equals, exceeds or falls short of the Performance Targets for the Performance Period referenced above (the “Performance Period”).  If the actual Performance Metric does not equal or exceed the minimum Performance Target for the Performance Period, the right to receive an award of any PRSUs pursuant to this Agreement for the Performance Period shall expire without consideration.

(b)

The Performance Metric for the Performance Period is a return on equity (the quotient resulting from dividing the aggregate audited consolidated net income by the average stockholders’ equity for the Performance Period) (“ROE”) as established by the Administrator for the Performance Period.

(c)

Subject to the foregoing, and provided that you have remained in Employment with the Company from the Grant Date set forth above until the end of the Performance Period, the number of PRSUs to be awarded to you following completion of the Performance Period (such PRSUs, the “Awarded PRSUs”) shall be determined in accordance with the following Performance Targets:

●	33% of the maximum number of PRSUs (i.e., the Threshold number set forth above) if the Company achieves an ROE equal to or greater than 12%; or

●	100% of the maximum number of PRSUs if the Company achieves an ROE equal to or greater than 15%.

With respect to the Performance Period, on March 1, 2018, or as soon as practicable thereafter as the Administrator is provided with and reviews the Company’s audited financial statements, but in no event later than March 15, 2018, the Administrator will: (a) determine in its sole discretion (i) the Performance Metric achieved by the Company for the Performance Period, (ii) the number of PRSUs to be awarded as Awarded PRSUs and (iii) the resulting number of shares of Stock to be issued in settlement of the Awarded PRSUs, and (b) evidence such determinations by a written certification in accordance with Section 162(m) of the Code. The date that the Administrator completes the actions described in this subparagraph will be referred to herein as the “Settlement Date”.

3. Vesting

The Awarded PRSUs will vest on December 31, 2017 (the “Vesting Date”), provided that you remain in Employment with the Company from the Grant Date set forth above until the Vesting Date (the vested Awarded PRSUs are referred to herein as “Vested Awarded PRSUs”).

4. Termination of Employment

Your right to any award of PRSUs that have not become Vested Awarded PRSUs will be forfeited without consideration as of the date of termination of your Employment with the Company for any reason, including death.

5. Settlement of Awarded PRSUs/Awarded Cash Payment

(a) Vested Awarded PRSUs will be settled in shares of Stock at a ratio of one share of Stock for each Vested Awarded PRSU.

(b) The issuance of shares with respect to a Vesting Date relating to Vested Awarded PRSUs shall be made on the Settlement Date, and in no event, shall payment be made later than March 15, 2018.

(c) Notwithstanding any provision contained herein, in the event of the occurrence of a Change in Control (“Triggering Event” ) at any time prior to or on December 31, 2017, then the vesting will be accelerated with respect to the maximum number of PRSUs set forth herein as of the date of the Triggering Event. Upon such vesting, Participant shall be entitled to receive fully vested shares of Stock of the Company equal to the maximum number of PRSUs. The resulting shares shall be issued to the Participant within ten (10) days of such Triggering Event, provided that (1) the Participant has no right to designate the taxable year of payment; and (2) if the issuance of the shares, either alone or together with other payments or benefits, either cash or non-cash, that the Participant has the right to receive from the Company, including, but not limited to, accelerated vesting or payment of any deferred compensation, options, stock appreciation rights or any benefits payable to Participant under any plan for the benefit of employees, which would constitute an “excess parachute payment” (as defined in Section 280G of the Code), then the number of shares of Stock issuable shall be reduced to the largest amount that will not result in receipt by Participant of a parachute payment to the extent that other reductions are insufficient or other reductions are not made as determined by the Administrator.

6. Rights as Stockholder

Except as otherwise provided in this Agreement, you will not be entitled to any privileges of ownership of the shares of Stock underlying your PRSUs, including voting, receipt of dividends or any other rights as a stockholder of the Company unless and until any shares of Stock are issued to you for Vested Awarded PRSUs.

7. Transferability

Except as provided in Section 9(k) hereof, your right to receive PRSUs under this Agreement, your Awarded PRSUs, any Vested Awarded PRSUs and the right to receive Stock upon settlement of such Vested Awarded PRSUs that you hold pursuant to this Agreement are not transferable, whether voluntarily or involuntarily, by operation of law or otherwise, other than by will or the laws of descent and distribution with respect to the unsettled Vested Awarded PRSUs. Any voluntary or involuntary assignment, pledge, transfer, or other disposition of, or any attachment, execution, garnishment, or lien issued against or placed upon your right to receive PRSUs under this Agreement, your Awarded PRSUs, and any Vested Awarded PRSUs and the right to receive Stock upon settlement of Vested Awarded PRSUs that you hold pursuant to this Agreement in violation of the terms of this Agreement shall be void. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, will thereafter be entitled to receive any shares of Stock you may be entitled to pursuant to this Agreement.

8. Taxes	(a)

General. You are ultimately liable and responsible for all taxes owed by you in connection with your PRSUs, Awarded PRSUs, Vested Awarded PRSUs and shares of Stock issued in settlement of Vested Awarded PRSUs regardless of any action the Company takes with respect to any tax obligations that arise in connection with the PRSUs, Awarded PRSUs, Vested Awarded PRSUs and shares of Stock. The Company makes no representation or undertaking regarding the tax treatment applicable to the grant, award, vesting or settlement of the PRSUs, the Awarded PRSUs, the Vested Awarded PRSUs or shares of Stock issued upon settlement of Vested Awarded PRSUs.

(b)

Withholding. On or before the Vesting Date, the date your Vested Awarded PRSUs are settled and shares are issued to you pursuant to the terms of Section 5, and any other date upon which tax withholding obligations of the Company may arise, or at any time thereafter as requested by the Company, you hereby authorize withholding from, at the Company’s election, payroll and any other amounts payable to you and you otherwise agree to make adequate provision for, as determined by the Company, any sums required to satisfy the Federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with any of the above events or otherwise. Unless the tax withholding obligations of the Company or any Affiliate are satisfied, the Company will have no obligation to issue shares of Stock upon settlement of Vested Awarded PRSUs to you.

9. Miscellaneous	(a)

YOU ACKNOWLEDGE AND AGREE THAT THE VESTING OF ANY AWARDED PRSUS PURSUANT TO SECTION 3 HEREOF IS EARNED ONLY BY YOUR CONTINUED EMPLOYMENT WITH THE COMPANY OR ANY OF ITS SUBSIDIARIES (AND NOT THROUGH THE ACT OF BEING HIRED OR ACQUIRING GRANTED PRSUS HEREUNDER). YOU FURTHER ACKNOWLEDGE AND AGREE THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OF THE COMPANY OR ANY OF ITS SUBSIDIARIES FOR THE VESTING PERIOD, FOR THE PERFORMANCE PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH YOUR RIGHT OR THE COMPANY’S OR ANY OF ITS SUBSIDIARY’S RIGHT TO TERMINATE YOUR RELATIONSHIP AS AN EMPLOYEE.

(b)

Your PRSUs and any Awarded PRSUs or Vested Awarded PRSUs are unfunded and as a holder of Vested Awarded PRSUs you will be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue cash pursuant to this Agreement.  Nothing contained in this Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

(c)	This Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges as may be required.

(d)

Section 409A means Section 409A of the Code, Treasury Regulations and other guidance promulgated thereunder, as each may be amended from time to time. The benefits provided under this Agreement are intended to be subject to a “substantial risk of forfeiture” under Section 409A, and to qualify for the “short term deferral exemption” from application of Section 409A as payable only within the permitted period following lapse of the applicable forfeiture conditions, and any ambiguities contained herein shall be interpreted in a manner so as to comply with the requirements of such exemption. Notwithstanding anything in the Plan or this Agreement to the contrary, the Administrator may, without your consent, amend this Agreement to comply with all of the requirements of Section 409A and any corresponding guidance and regulations issued under Section 409A to the extent it is determined, in the sole discretion of the Administrator, that such amendment is necessary to comply with the requirements of Section 409A.

(e)	The interpretation, performance and enforcement of this Agreement will be governed by the law of the state of Delaware without regard to such state’s conflicts of laws rules.

(f)

Any question concerning the interpretation of this Agreement or the Plan, any adjustments required to be made under the Plan and any controversy that may arise under the Plan or this Agreement shall be determined by the Administrator (including any person(s) to whom the Administrator has delegated its authority) in its sole discretion. Such decision by the Administrator shall be final and binding.

(g)

This Agreement and the Plan represent the entire agreement between the parties with respect to the PRSUs. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail.

(h)

If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of such Section to the fullest extent possible while remaining lawful and valid.

(i)

Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, nor prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted both parties hereunder are cumulative and shall not constitute a waiver of either party’s right to assert any other legal remedy available to it.

(j)

This Agreement may be amended only by a writing executed by you and the Company which specifically states that it is amending this Agreement. Notwithstanding the foregoing and subject to Section 7 of the Plan, this Agreement may be amended solely by the Administrator by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you. Without limiting the foregoing, the Administrator reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling or judicial decision, provided that any such change will be applicable only to rights relating to that portion of the granted PRSUs, the Awarded PRSUs, the Vested Awarded PRSUs which are then subject to restrictions as provided herein.

(k)

The rights and obligations of the Company under this Agreement will be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by the Company’s successors and assigns. You may not assign, transfer or pledge the granted PRSUs, the Awarded PRSUs, the Vested Awarded PRSUs or any right or interest therein or thereunder to anyone other than by will or the laws of descent and distribution except with the prior written consent of the Company. The Company may cancel your rights hereunder if you attempt to assign or transfer them in a manner inconsistent with this Agreement.

(l)

All notices with respect to this Agreement shall be in writing and shall be hand delivered or sent by first class mail or reputable overnight delivery service, expenses prepaid. Notice may also be given by electronic mail or facsimile and shall be effective on the date transmitted if confirmed within 24 hours thereafter by a signed original sent in a manner provided in the preceding sentence. Notices to the Company or the Administrator shall be delivered or sent, if by mail to the Company’s headquarters, 64 East Broadway Blvd., Tucson, Arizona 85701, Attn: Warren Rustand, CEO, or if by email: Wrustand@provcorp.com. Notices to the Participant shall be sufficient if delivered or sent to such person’s address as it appears in the regular records of the Company or such person’s email account with the Company.

(m)	The headings of the Sections in this Agreement are inserted for convenience only and will not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.

(n)	You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of this Agreement.

By the signatures below, you and the authorized representative of the Company acknowledge your agreement to this Performance Restricted Stock Unit Award Agreement as of the Grant Date specified above.

Date:
Name:

Accepted by:

THE PROVIDENCE SERVICE CORPORATION

By:
Name:
Title: